UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2014

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On April 24, 2014, Hanesbrands Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 29, 2014. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Exhibit 99.1 contains disclosures about adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin) and EBITDA, which are not generally accepted accounting principle (“GAAP”) measures. Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company has chosen to provide these measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. This non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on April 22, 2014 in New York, New York. A total of 90,712,499 shares of the Company’s common stock (approximately 91.2% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting, in person or by proxy. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Election of Directors

The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-votes
Bobby J. Griffin	82,081,583	941,272	—	7,689,644
James C. Johnson	81,881,019	1,141,836	—	7,689,644
Jessica T. Mathews	82,038,692	984,163	—	7,689,644
Robert F. Moran	82,800,971	221,884	—	7,689,644
J. Patrick Mulcahy	81,993,296	1,029,559	—	7,689,644
Ronald L. Nelson	80,126,226	2,896,589	—	7,689,644
Richard A. Noll	81,582,734	1,440,121	—	7,689,644
Andrew J. Schindler	81,618,186	1,404,669	—	7,689,644
Ann E. Ziegler	82,043,989	978,866	—	7,689,644

Non-Binding, Advisory Vote Regarding Executive Compensation

The stockholders of the Company approved, on an advisory basis, executive compensation as disclosed in the Proxy Statement for the Annual Meeting. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
79,401,362	3,060,839	560,654	7,689,644

Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
89,615,133	781,185	316,181	—
Item 7.01. Regulation FD Disclosure
Exhibit 99.1 to this Current Report on Form 8-K includes forward-looking financial information that is expected to be discussed on our previously announced conference call with investors and analysts to be held at 4:30 p.m., Eastern time, today (April 24, 2014). The call may be accessed at www.Hanes.com/investors. Replays of the call will be available at www.Hanes.com/investors and via telephone. The telephone playback will be available from approximately midnight, Eastern time, on April 24, 2014, until midnight, Eastern time, on May 1, 2014. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 24491494. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press release dated April 24, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2014	HANESBRANDS INC.

	By:	/s/ Richard D. Moss
Richard D. Moss
Chief Financial Officer

Exhibits

99.1	Press release dated April 24, 2014